UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, 25th Floor

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common Stock, $0.0001 Par Value	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, the Board of Directors (the “Board”) of ServiceSource International, Inc. (the “Company” or “ServiceSource”) increased the size of the Board from seven to eleven directors, and appointed Andrew M. Baker, Jane Okun Bomba, John A. Meyer, and Robin L. Smith to the Company’s Board, effective immediately. The term of each of the directors will expire at the Company’s 2020 annual meeting of stockholders.

The Company will enter into an indemnification agreement with each of Mr. Baker, Ms. Okun Bomba, Mr. Meyer, and Dr. Smith in the same form as the Company’s standard form indemnification agreement previously filed with the Securities and Exchange Commission. Mr. Baker, Ms. Okun Bomba, Mr. Meyer, and Dr. Smith will receive compensation for their service as non-employee directors of the Company on terms generally consistent with the compensation provided to other non-employee directors, which is expected to be determined during the first quarter of 2020 in connection with the Company’s annual determination of non-employee director compensation.

The Board determined that each of Mr. Baker, Ms. Okun Bomba, Mr. Meyer, and Dr. Smith is an “independent director” as defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and by the rules of the Nasdaq Stock Market. There are no arrangements or understandings between Mr. Baker, Ms. Okun Bomba, Mr. Meyer, or Dr. Smith and any other person pursuant to which she or he was selected as a director, nor are there any transactions, or proposed transactions, to which ServiceSource was or is to be a party and in which Mr. Baker, Ms. Okun Bomba, Mr. Meyer, or Dr. Smith had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Mr. Baker, Ms. Okun Bomba, Mr. Meyer, or Dr. Smith and any other directors or officers of the Company. Effective March 5, 2020, each of Mr. Baker, Ms. Okun Bomba, Mr. Meyer, and Dr. Smith will be appointed to serve on the following committees:

Mr. Baker: Audit Committee; Nominating & Corporate Governance Committee

Ms. Okun Bomba: Audit Committee; Compensation Committee (Chair)

Mr. Meyer: Audit Committee; Nominating & Corporate Governance Committee (Chair)

Dr. Smith: Nominating & Corporate Governance Committee

Also on February 27, 2020, Robert G. Ashe, Bruce W. Dunlevie, and Thomas F. Mendoza notified the Company of their intent to retire from service on the Company’s Board of Directors at the expiration of their current terms. Accordingly, Messrs. Ashe, Dunlevie, and Mendoza will not stand for re-election at the Company’s 2020 Annual Meeting of Stockholders expected to be held on May 14, 2020. Each of the retiring directors has informed the Company that his respective decision to retire is for personal reasons, and not the result of any disagreement with the Company, the Board, or the Company’s management. The Board of Directors intends to take action to reduce the size of the Board from eleven to eight directors effective as of the 2020 Annual Meeting.

Item 7.01	Regulation FD Disclosure.

On March 3, 2020, ServiceSource issued a press release announcing the appointment of Mr. Baker, Ms. Okun Bomba, Mr. Meyer, and Dr. Smith to the Board, as well as the upcoming retirement of Messrs. Ashe, Dunlevie, and Mendoza. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Patricia Elias
Name:	Patricia Elias
Title:	Executive Vice President, Chief Legal Officer